EX-3a

Filed C5041-01
MAR 0 2 2001

Filed in the office of
/s/ Dean Heller
DEAN HELLER SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

R & R TRAVEL, INC.

FIRST:	The name of this corporation shall be:
R & R TRAVEL, INC.

SECOND:	Its registered office in the State of Nevada is to be located at: 1400 Colorado Street, Boulder City, Nevada 89005, and its registered agent at such address is SAMUEL WIERDLOW, INC.

THIRD:	The purpose or purposes of the corporation shall be: To engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Nevada.

FOURTH:	The total number of shares of stock which this" corporation is authorized to issue is: Twenty-five million (25,000,000) with a par value of $ .001 per share.

FIFTH:	The first Board of Directors shall consist of two members:
Elaine M. Evans 12561 Carmel Canyon Road San Diego, CA 92130
Sandra Pfeiffer 12561 Carmel Canyon Road San Diego, CA 92130

SIXTH:	The name and address of the incorporator signing these articles of incorporation is:
Stan Medley, 249 North Brand Blvd. #586, Glendale, CA 91203

IN WITNESS THEREOF, the undersigned, being the incorporator herein Before named, has executed, signed and acknowledged this Certificate of Incorporation this 30th day of January 2001.

/s/ Stan Medley

Stan Medley Incorporator

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

SAMUEL WIERDLOW, INC. hereby accepts appointment as Registered Agent for the above named corporation.

/s/ Stan Medley

Dated: January 30, 2001	Samuel Wierdlow, Inc. by: Stan Medley, President

STATE OF NEVADA
ROSS MILLER Secretary of Slate		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE

Certified Copy
July 3, 2008

Job Number:	C20080703-2130
Reference Number:	00001925883-86
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20080449693-55	Amendment	1 Pages/3 Copies

Respectfully,
/s/ Ross Miller
ROSS MILLER
Secretary of State

By
Certification Clerk

Commercial Recording Division 202 N. Carson Street Carson City, Nevada 89701-4069 Telephone (775) 684-5708 Fax (775) 684-7138

ROSS MILLER Secretary of State 204 North Carson Street Ste 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20080449693-55
Filing Date and Time 07/03/2008 2:30 PM
Entitv Number C5041-2001

USE BLACK INK ONLY DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 -After Issuance of Stock)

1. Name of corporation:
R & R TRAVEL, INC.

2. The articles have been amended as follows (provide article numbers, if available):
ARTICLE FIRST
The name of the corporation shall be GREEN STAR ALTERNATIVE ENERGY, INC.
ARTICLE FOURTH
That the total number of common stock authorized that may be issued by the Corporation is TWO HUNDRED MILLION (200,000,000) shares of stock @ $.001 par value. Said common shares may be issued by the Corporation from time to time for such considerations as may be fixed by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:

4,248,500

4. Effective date of filing (optional):

5. Officer Signature (Required):	/s/ Carmine Bua Assistant Secretary

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holdere of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER Secretary of State 204 North Carson Street Ste 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

Name Consent or Release	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20080449694-66
Filing Date and Time 07/03/2008 2:30 PM
Entitv Number C5041-2001

USE BLACK INK ONLY DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Name Release (If name is currently reserved in Nevada)
I,	Carmine Bua	, hereby give consent

current holder of name

to	Brent Buscay / Laughlin Associates, Inc.	to use the name

recipient of name

Green Star Alternative Energy Inc.

name being released

Signed:	/s/ Carmine Bua Signature of current holder of name	Per new rule, 01/08, From Secretary of State Please see attached Acknowledgement.

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of San Diego

On 06-24-08 before me Donna M. Johnson, Notary

personally appeared Carmine J. Bua (name of signer)

who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within Instrument and acknowledged to me that he executed the same in his authorized capacity; and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ Donna M. Johnson